EXHIBIT 99.1 FOR IMMEDIATE RELEASE April 7, 2022 Simpson Manufacturing Co., Inc. Completes Acquisition of ETANCO Group PLEASANTON, Calif., April 7, 2022 /PRNewswire/ — Simpson Manufacturing Co., Inc. (the "Company" or “Simpson”) (NYSE:SSD), an industry leader in engineered structural connectors and building solutions, today announced the successful completion of its previously announced acquisition of the ETANCO Group (“ETANCO”), a leading designer and manufacturer of fixing and fastening solutions for the European building construction market, for €725 million (approximately $800 million(1)), net of cash. For the 12 months ending September 30, 2021, ETANCO’s net sales and operating income margin were approximately €258 million(2) (approximately $291 million(2)) and 19.7%(2), respectively. “ETANCO is a highly successful and profitable company with a 70-year history and well- established brand and market position,” said Karen Colonias, Chief Executive Officer of Simpson Manufacturing Co., Inc. “We believe its extensive and complementary product offering will strengthen our overall product portfolio in Europe, enabling us to deliver even more value to our customers.” “ETANCO and Simpson have a very similar DNA as we’ve both built our business on high- quality products and unmatched customer service. Collectively, we can expand and optimize our European footprint while introducing new products to our combined customer base,” said Ronan Lebraut, President of ETANCO Group. “We are excited to welcome ETANCO employees to Simpson and look forward to growing the business together,” added Colonias. For additional information about the acquisition, please reference the Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2021 and January 31, 2022 and the investor presentation and press release issued on December 29, 2021, available on the Company's website at ir.simpsonmfg.com as well as the Current Report on Form 8-K filed with the SEC today, April 7, 2022. Advisors EC Mergers & Acquisitions and KPMG LLP served as financial advisors to the Company on the ETANCO acquisition. Jones Day served as legal advisor to the Company and Wells Fargo Bank and MUFG Union Bank provided committed debt financing in support of the acquisition. About Simpson Manufacturing Co., Inc. Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood construction products, including connectors, truss plates, fastening systems, fasteners and shearwalls, and concrete construction products, including adhesives, specialty chemicals, mechanical anchors, powder actuated tools and reinforcing fiber materials. The Company's common stock trades on the New York Stock Exchange under the symbol "SSD." Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 2IE of the Securities Exchange Act of 1934, as amended. Forward- looking statements generally can be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "target," "continue," "predict," "project," "change," "result," "future," "will," "would, " "could," "can," "may," "likely," "potentially," or similar expressions that concern our strategy, plans, expectations or intentions. Forward-looking statements reflect management's evaluation of information currently available and are based on the Company's current expectations and assumptions regarding the Company's business; estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities and synergies relating to the acquisition of ETANCO (the “Acquisition”), the impact from the COVID-19 pandemic, the economy and other future conditions. Although we believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, forward-looking statements are subject to inherent uncertainties, risk and other factors that are difficult to predict and could cause our actual results to vary in material respects from what we have expressed or implied by these forward-looking statements. Specific factors that could cause future results to differ from those expressed or implied by the forward-looking statements include, but are not limited to, costs related to the proposed Acquisition and the impact of the substantial indebtedness incurred to finance the Acquisition; the ability of the post-Acquisition company to meet its financial and strategic goals, due to, among other things, its ability to grow and manage growth profitability, maintain relationships with customers and retain its key employees; the possibility that the post- Acquisition company may be adversely affected by other economic, business, and/or competitive factors; the Company's ability to successfully integrate the acquired businesses or generate expected cost savings and synergies from the Acquisition; the ongoing impact of the COVID-19 pandemic and those factors discussed in the Company's Annual Report for the year ended December 31, 2021 filed with the Securities and Exchange Commission ("SEC"), in previous Quarterly Reports on Form 10-Q and in other filings and furnishings made by the Company with the SEC from time to time. Other unknown or unpredictable factors could also have material adverse effects on the Company's performance. We caution that you should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release and are not a guarantee of future performance. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Footnotes (1) Reflects EUR to USD exchange rate as of March 21, 2022. (2) For the last 12 months ending September 30, 2021, in accordance with French GAAP. Subject to change following conversion to IFRS or U.S. GAAP accounting standards and reflects EUR to USD exchange rate as of December 22, 2021. CONTACT: Addo Investor Relations investor.relations@strongtie.com (310) 829-5400